TYPE:  PRES14A
 SEQUENCE:  1


                         SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                   1934
                          (AMENDMENT NO. ______)

Filed by the Registrant  [ X ]
Filed by a Party other than the Registrant  [   ]

Check the appropriate box:
     [ X ] Preliminary Proxy Statement
     [   ]  Confidential, for Use of the Commission Only
            (as permitted by Rule 14a-6(e)(2))
     [   ]  Definitive Proxy Statement
     [   ]  Definitive Additional Materials
     [   ]  Soliciting Material Pursuant to Rule 14a-11(c)
                    or Rule 14a-12

                          West University Fund, Inc.

             (Name of Registrant as Specified in Its Charter)
                __________________________________________
                 (Name of Person(s) Filing Proxy Statement
                       if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [ X ]  No fee required.
     [   ]  Fee computed on table below per Exchange Act
            Rules 14a-6(i)(1) and 0-11.

          (1) Title of each class of securities to which transaction applies:

          (2) Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          (4) Proposed maximum aggregate value of transaction:

          (5) Total fee paid:

     [   ]  Fee paid previously with preliminary materials.
     [   ]  Check box if any part of the fee is offset as
            provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:

          (2) Form, Schedule or Registration Statement No.:

          (3) Filing Party:

          (4) Date Filed:

                    PRELIMINARY - SUBJECT TO COMPLETION

                         West University Fund, Inc.

                          3030 University Blvd.
                          Houston, Texas 77005
                             800-465-5657
                      ______________________________


              NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                      TO BE HELD March ___, 2000


To our Shareholders:

     Notice is hereby given that a Special Meeting of Shareholders of WEST UNIVERSITY FUND, INC. (the "FUND"), will be held at 2:00 P.M., CST, on March ____,2000, at 3030 University Blvd., Houston, Texas 77005, for the following purposes:

     1. To approve or disapprove the liquidation and termination of the Fund pursuant to the Plan of Liquidation attached to the accompanying Proxy Statement as EXHIBIT A.

     2. To consider and act upon any other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on February 16, 2000 are entitled to notice of and to vote at the meeting or any adjournment thereof.

     IT IS VERY IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. WHETHER OR NOT YOU EXPECT TO BE PRESENT, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD(S)IN THE ENCLOSED SELF-ADDRESSED, STAMPED ENVELOPE.IN ORDER TO AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING YOUR PROXY CARD(S) PROMPTLY.


                                   J. Barry Kendrick
                                   Secretary





Dated:   February 16,1999



                          WEST UNIVERSITY FUND, INC.
                            3030 UNIVERSITY BLVD.
                            HOUSTON, TEXAS 77005
                               800-465-5657
                      ______________________________

                             PROXY STATEMENT


                    SPECIAL MEETING OF SHAREHOLDERS
                             MARCH ___, 2000



     This statement is furnished in connection with the solicitation by the Board of Directors of WEST UNIVERSITY FUND, INC. (the "FUND") of proxies to be voted at the Special Meeting of Shareholders of WEST UNIVERSITY FUND, INC. (the "FUND") to be held at 2:00 P.M., CST, on March ____, 2000, at 3030 University Blvd., Houston, Texas 77005 for the purposes set forth in the accompanying Notice of Special Meeting. It is expected that this Proxy Statement and the accompanying Notice of Special Meeting will be first mailed to shareholders on or about February ___, 1999.

     If the accompanying form(s)of proxy is executed properly and returned, shares represented by it will be voted at the meeting in accordance with the instructions thereon. However, if no instructions are specified, shares will be voted FOR the Plan of Liquidation and according to the best judgment of the proxy holders on all other matters. A proxy may be revoked at any time prior to the time it is voted by written notice to the Secretary of the Fund at the address shown above, by submission of a subsequent proxy or by attendance at the meeting and voting in person.

     In order to be approved by shareholders, the Plan of Liquidation must be approved by the holders of a majority of the outstanding shares of the Fund, defined in the Investment Company Act of 1940, as amended (the "1940 ACT"), as the lesser of (i) 67% of such shares present at the meeting if holders of more than 50% of the outstanding shares are present in person or by proxy, or (ii) more than 50% of the outstanding shares. A proxy may indicate that all or a portion of the shares represented thereby are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain proposals in the absence of instructions from the beneficial owner. Shares that are not voted with respect to a specific proposal will be considered as not present and entitled to vote on such proposal, even though such shares will be considered present for purposes of determining a quorum and voting on other proposals. Abstentions on a specific proposal will be considered as present, but not as voting in favor of such proposal. Because the proposal to approve or disapprove the Plan of Liquidation requires the affirmative vote of a specified percentage of shares, both the non-voting of shares and abstentions on that proposal will have the effect of votes against that proposal.

     At the close of business on the record date, February 16, 2000, there were 301,854 shares of the Fund outstanding, each of which shares will be entitled to one vote at the meeting.




                        THE PROPOSED LIQUIDATION
                             (PROPOSAL NO. 1)

     At a meeting held on February 16, 2000, the Board of Directors of the Fund unanimously determined that it is in the best interests of the Fund and the Fund's shareholders to liquidate and terminate the Fund as promptly as practicable. At that meeting, the Board of Directors unanimously adopted the Plan of Liquidation attached to this Proxy Statement as EXHIBIT A (the
"PLAN" or "PLAN OF LIQUIDATION"). As described below, the Board of Directors decision is based primarily on the small size of the Fund.

     As described in more detail below, the Plan generally provides that, Promptly upon shareholder approval of the Plan, (i) the Fund will proceed to sell or otherwise dispose of all of the assets of the Fund, (ii) the Fund will pay or otherwise provide for the payment of all charges, taxes, expenses and other liabilities and obligations of the Fund, and (iii) the proceeds of the sale or other disposition of such assets remaining after paying or providing or all of such liabilities and obligations will be distributed to the shareholders of the Fund in proportion to the number of shares of the Fund held by them, in one or more payments, all at such times and in such manner as the officers of the Fund consider appropriate.

     If approved at the meeting, it is anticipated that the liquidation will be completed and the liquidating distribution(s) will be paid during the first quarter of 2000. However, the exact date(s) of the liquidating distribution(s) will depend on the time required to liquidate the Fund's assets.

     In order to be approved by shareholders, the Plan must be approved by the holders of a majority of the outstanding shares of the Fund, defined in the 1940 Act as the lesser of (i) 67% of such shares present at the meeting if holders of more than 50% of the outstanding shares are present in person or by proxy, or (ii) more than 50% of the outstanding shares. If the Plan is not approved by shareholders, the Board of Directors will consider what action, if any, should be taken in the interests of the Fund's shareholders, including calling another special shareholders' meeting to reconsider the Plan or another plan of liquidation, continued suspension of sales of Fund shares or other possible alternatives.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
     FOR THE PLAN OF LIQUIDATION.


BACKGROUND AND REASONS FOR THE LIQUIDATION

     The Board of Directors decision to liquidate and terminate the Fund is based primarily on the small size of the Fund. The Board of Directors considered various alternatives, including the possible combination of the Fund with other unaffiliated mutual funds and investment advisors but, after inquiries made, concluded that finding a viable merger partner was unlikely. The Board of Directors ultimately determined at their February 16, 2000 meeting that liquidation and termination of the Fund were in the best interest the Fund's shareholders. Among other things, the Board of Directors determined that the proposed liquidation will permit the Fund's shareholders to invest the distributions they receive upon the Fund's liquidation in investment vehicles of their own choice.

PLAN OF LIQUIDATION

     The following is a summary of the material features of the Plan of Liquidation and does not purport to be complete. A copy of the complete Plan is attached to this Proxy Statement as EXHIBIT A.

     The Plan provides that, immediately upon shareholder approval of the Plan, the Fund will cease to conduct business except for the purpose of winding up its affairs and otherwise carrying out the terms of the Plan. The Fund will then proceed to sell or otherwise dispose of all of the assets of the Fund, at such times and in such manner as the officers of the Fund consider appropriate. The Manager will supervise and manage the sale of the Fund's portfolio securities.

     The Fund will also pay or otherwise provide for the payment of all charges, taxes, expenses and other liabilities and obligations of the Fund, at such times and in such manner as the officers of the Fund consider appropriate.

     Pursuant to the Plan, upon the liquidation of the Fund's assets as described above, the proceeds of the sale or other disposition of such assets remaining after paying or providing for all of its charges, taxes, expenses and other liabilities and obligations, will be distributed to the shareholders of the Fund in proportion to the number of shares of the Fund held by them and recorded on the books of the Fund in one or more payments, all at such times and in such manner as the officers of the Fund consider appropriate. Pursuant to the Plan, the Fund will make all filings with, and obtain all approvals of, governmental authorities as may be required in connection with the Plan or the termination of the Fund generally including, without limitation, the Securities and Exchange Commission and the State of Texas or any agency thereof. As soon as practicable after the final liquidating distribution, the officers of the Fund will close the books of the Fund and prepare and file all required income tax returns and other documents. Promptly thereafter, the Fund will be statutorily terminated under Texas law and will cease to exist, and no shareholder will have any interest whatsoever in the Fund.

   The Board of Directors may amend or terminate the Plan at any time, before or after shareholder approval, if they determine that such action would be advisable and in the best interests of the Fund and the Fund's shareholders.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     THE PAYMENT OF LIQUIDATING DISTRIBUTIONS TO SHAREHOLDERS WILL BE A TAXABLE EVENT. BECAUSE THE INCOME TAX CONSEQUENCES FOR A PARTICULAR SHAREHOLDER MAY VARY DEPENDING ON INDIVIDUAL CIRCUMSTANCES, EACH SHAREHOLDER IS URGED TO CONSULT ITS OWN TAX ADVISERS CONCERNING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF RECEIPT OF A LIQUIDATING DISTRIBUTION.

     The following discussion is a summary of the material United States federal income tax consequences of the proposed liquidation to certain shareholders and does not purport to be a complete analysis or listing of all potential tax considerations or consequences relevant to a decision whether to vote in favor of the liquidation. The discussion does not address all aspects of federal income taxation that may apply to shareholders in light of their status or personal investment circumstances, nor does it address the federal income tax consequences of the liquidation that may apply to shareholders subject to special federal income tax treatment, including corporations, trusts, estates, tax-exempt organizations, non-resident aliens or dealers in securities. In addition, the discussion does not address the effect of any applicable state, local or foreign tax laws. The discussion assumes that shares are held as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "CODE").

     As discussed above, pursuant to the Plan, the Fund will sell its assets and distribute the proceeds to its shareholders. The Fund currently qualifies, and intends to continue to qualify through the end of the liquidation period, for treatment as a regulated investment company under the Code, so that it will not be taxed on any of its net income from the sale of its assets.

     However, the payment of liquidating distributions to shareholders will be a taxable event. A liquidating distribution, to the extent it is composed of net investment company taxable income and capital gains net income, if any, will be taxable to the shareholders as ordinary income or as capital gains income, respectively. Each shareholder will be viewed as having sold its Fund shares for an amount equal to the liquidating distribution(s) he or she receives. Each shareholder will recognize gain or loss in an amount equal to the difference between the shareholder's adjusted tax basis in the Fund shares, and the aggregate liquidating distribution(s) received by such shareholder. The gain or loss will be capital gain or loss to the shareholder if the Fund shares were capital assets in the shareholder's hands. If the shares have been held for more than twelve months, the gain or loss will constitute long-term capital gain
or loss.   For shares held one year or less, the gain or loss will
constitute a short-term capital gain or loss. To the extent that any portion of the liquidating distribution is paid from the Fund's current or accumulated earnings and profits, the distribution will be taxable to shareholders as an ordinary income dividend or, if paid from net capital gains, a capital gain dividend. Shareholders will be notified of their respective shares of ordinary and capital gain dividends for the Fund's
final fiscal year in normal tax-reporting fashion.   Amounts included in
income as dividends will increase a shareholder's adjusted tax basis in the shareholder's shares for purposes of computing gain or loss on the receipt of the liquidating distribution.

     The Fund generally will be required to withhold tax at the rate of 31% with respect to any liquidating distribution paid to individuals and certain other non-corporate shareholders who have not previously certified to the Trust that their social security number or taxpayer identification number provided to the Trust is correct and that the shareholder is not subject to backup withholding.

     IRA ACCOUNTS. The receipt of a liquidating distribution by an IRA that holds shares of the Fund generally would not be viewed as a taxable event to the owner. However, some IRAs that hold shares may have been established with custodians who do not have the power to reinvest the liquidating distribution, but instead must immediately distribute such
amounts to the IRA  owner.   In this situation, the distribution would be
taxable to the owner for federal income tax purposes and, if the owner has not attained the age of 59 1/2 , would also be subject to an additional 10% early withdrawal penalty tax. However, in that circumstance, the owner may be able to avoid a taxable event by either (i) transferring the IRA account balance before it is distributed directly to another IRA custodian or trustee, or (ii) rolling over the distribution within 60 days after the date of the distribution to another IRA. An IRA may be rolled over only once in any one-year period. Therefore, a rollover will not be an available alternative if the IRA was rolled over at any time within the one-year period preceding the date of the distribution. IRA shareholders who do not wish to roll over their liquidating distributions, or who have rolled over their IRA during the previous year, may contact the Fund at
(800) 465-5657, to make other arrangements for the transfer of their IRA. There are many rules governing IRAs and the transfer and rollover of IRA assets. In addition, tax results may vary depending on the status of the IRA owner. Therefore, owners of IRAs should consult with their own tax Advisers concerning the consequences of the liquidating distribution.

     Again, the foregoing summary is generally limited to the material federal income tax consequences to shareholders who are individual United States citizens and who hold shares as capital assets. It does not address the federal income tax consequences to shareholders who are, for example, corporations, trusts, estates, tax-exempt organizations, non-resident
aliens or dealers in  securities.   This summary does not address state or
local tax consequences. Shareholders are urged to consult their own tax advisers to determine the extent of the federal income tax liability they would incur as a result of receiving a liquidating distribution, as well as any tax consequences under any applicable state, local or foreign laws.


             SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS
                         AND DIRECTORS
     The following table provides certain information as of February 16, 2000, with respect to those persons known to the Fund to be the beneficial (and record) owners (having sole voting and dispositive power) of more than 5% of outstanding shares of the Fund:

       NAME AND ADDRESS               NUMBER                PERCENT
      OF BENEFICIAL OWNER           OF SHARES              OF SHARES

  Richard P. Cancelmo M.D. IRA        42,862.346              14.2
  Virginia S. Arendale Trust          28,294.798               9.374
  J.L.& S.J. Hochenedel               25,302.505               8.382
  J.P. Jackson IRA                    21,735.349               7.201
  Peggy Cancelmo                      21,513.705               7.127
  Shirley Wozencraft                  19,817.294               6.565
  Richard & Martha Cancelmo           15,518.727               5.141



     All Directors and officers of the Fund, as a group, beneficially owned 26,134.423 shares, or 8.658% of the outstanding shares of the Fund. All of the Fund's Directors and officers have informed the Fund that they intend to vote all of their shares in favor of the Plan of Liquidation.


                      INFORMATION  ABOUT  THE  FUND

GENERAL

     The Fund is a Texas Corporation registered as an open-end management investment company under the 1940 Act. The Fund and its business are described in its Prospectus and Statement of Additional Information, each dated May 3, 1999, and in its most recent annual and semi-annual reports.

     COPIES OF THE FUND'S MOST RECENT ANNUAL REPORT, AND THE MOST RECENT SEMI-ANNUAL REPORT SUCCEEDING THE ANNUAL REPORT, ARE AVAILABLE,
WITHOUT CHARGE, BY CONTACTING THE FUND AT 3030 UNIVERSITY BLVD., HOUSTON, TEXAS 77005 OR BY CALLING (800)-465-5657.

      The Fund is not a party to any pending legal proceedings, and no such proceedings are known to be contemplated by any governmental authorities.

MANAGEMENT

     The Fund's investment adviser is Cancelmo Capital Mgt., Inc., 3030 University Blvd., Houston, Texas 77005


                              OTHER MATTERS

     No business other than as set forth herein is expected to come before the meeting, but should any other matter requiring a vote of shareholders properly arise, including any question as to an adjournment of the meeting, the persons named in the enclosed form(s) of proxy will vote thereon according to their best judgment in the interests of the Fund.


                          SHAREHOLDER PROPOSALS

   A shareholder proposal intended to be presented at any subsequent meeting of the shareholders of the Fund must be received by the Fund a reasonable time before the Board of Directors makes the solicitation relating to such meeting in order to be included in the Fund's proxy statement and forms of proxy relating to that meeting.

                                 J. Barry Kendrick
                                 Secretary

Dated:   February 16, 2000

                                                                 EXHIBIT A

                           PLAN OF LIQUIDATION


     THIS PLAN OF LIQUIDATION (the "PLAN") is adopted by the Board of Directors of WEST UNIVERSITY FUND, Inc., a Texas Corporation (the "FUND"), and provides for the complete liquidation and termination of the Fund.

1.   SHAREHOLDER APPROVAL.

     This Plan shall be submitted for approval by the shareholders of the Fund, at a special meeting of shareholders to be called and held for such purpose in accordance with the Fund's By-Laws.

2.   TERMINATION OF BUSINESS OPERATIONS.

     Immediately upon shareholder approval of this Plan, the Fund shall cease to conduct business except for the purpose of winding up its affairs and otherwise carrying out the terms of this Plan. The liquidation of the Fund contemplated hereby shall be completed as soon as practicable after the date of such approval.

3.   LIQUIDATION OF ASSETS.

     As soon as practicable after shareholder approval of this Plan, the Fund shall proceed to sell or otherwise dispose of all of the assets of the Fund, at such times and in such manner as the officers of the Fund shall consider appropriate, in order to reduce the assets of the Fund to distributable form in cash, securities or other property, or any combination thereof. The Fund's investment adviser, Cancelmo Capital Mgt., Inc. (the "MANAGER"), shall supervise and manage the sale of the Fund's portfolio securities.

4.   PAYMENT OF LIABILITIES.

     The Fund shall pay or otherwise provide for the payment of all charges, taxes, expenses and other liabilities and obligations of the Fund, at such times and in such manner as the officers of the Fund shall consider appropriate

5.   DISTRIBUTIONS TO SHAREHOLDERS.

     Upon the liquidation of the Fund's assets as aforesaid, the proceeds of the sale or other disposition of such assets remaining after paying or providing for all of its charges, taxes, expenses and other liabilities and obligations, shall be distributed to the shareholders of the Fund in proportion to the number of shares of the Fund held by them and recorded on the books of the Fund in one or more payments, all at such times and in such manner as the officers of the Fund shall consider appropriate.

6.   FILINGS; ETC.

     The Fund shall make all such filings, notices and declarations with, and use all reasonable commercially reasonable efforts to obtain all such consents, approval or authorizations of, all governmental authorities as may be required in connection with this Plan or the termination of the Fund generally including, without limitation, the Securities and Exchange Commission and the State of Texas or any agency thereof.

7.   MISCELLANEOUS.

  (a) The Board of Directors may modify, amend or terminate this Plan and the transactions contemplated hereby at any time, before or after shareholder approval, if they determine that such action would be advisable and in the best interests of the Fund and the shareholders of the Fund.

(b) The Board of Directors and officers of the Fund shall have authority to execute and deliver on behalf of the Fund any and all such agreements, instruments, certificates or other documents, make such filings and give such notices, and take any and all such other actions, as they may
deem necessary  or  desirable   to   consummate  and  make  effective  the
transactions contemplated by this Plan, and otherwise to implement the intents and purposes of this Plan (including, without limitation, the execution and filing of all tax returns, forms and other documents).

     (c) This Plan shall be governed and construed in accordance with the laws of the State of Texas.

                       WEST UNIVERSITY FUND, INC.
             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     I, the undersigned shareholder of WEST UNIVERSITY FUND, INC.
 (the "Fund"), hereby appoint Richard P. Cancelmo, Jr. and J. Barry Kendrick, or either of them singly, my proxies with full power of substitution, to vote all shares of the Fund which I am entitled to vote at the Special Meeting of Shareholders to be held at 2:00 P.M., CST, on March ____, 2000, at 3030 University Blvd., Houston, Texas 77005, and at any adjournment thereof, as follows:

1. Proposal to approve or disapprove the liquidation and termination of the Fund pursuant to the Plan of Liquidation.

          [    ] FOR      [    ] AGAINST      [    ] ABSTAIN

2. In their discretion on any other matters that may properly come before the meeting or any adjournment thereof.

              (Continued and to be signed on the other side)


                        (Continued from other side)

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER SPECIFIED HEREON AND, IN THE ABSENCE OF SPECIFICATION, WILL BE VOTED FOR THE PLAN OF LIQUIDATION AND ACCORDING TO THE BEST JUDGMENT OF THE PROXY HOLDERS ON ALL OTHER MATTERS.

     Please sign exactly as name appears below. When shares are held by two or more persons, all of them should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by authorized person. Receipt of Notice of Special Meeting of Shareholders and Proxy Statement is hereby acknowledged.



           Signature                  Signature if Held Jointly


                                   Dated:  __________________, 2000

                                   Please mark, sign, date and return this
                                   proxy card promptly using the enclosed
                                   envelope.